Exhibit 32.2
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                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


            In connection with the annual report of Nevada Chemicals Inc. (the "Company") on Form 10-K for the year ended December 31, 2003, Dennis P. Gauger hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.              The annual report fully complies with the requirements of
                Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.


March 11, 2004                                   /s/  Dennis P. Gauger
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    (Date)                                       Dennis P. Gauger
                                                 Chief Financial Officer
                                                 (principal financial and
                                                 accounting officer)